Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Itamar Medical Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ Somekh Chaikin

Somekh Chaikin

Certified Public Accountants (Israel)

Member firm of KPMG International

Tel Aviv, Israel

December 31, 2018